Date: 4/15/2024 PM 4:27
Receipt 4/15/2024
Number 10588378
Amount $129.00

ARTICLES OF INCORPORATION

OF

KRONOS REAL ESTATE INVESTMENTS, INC.

THE UNDERSIGNED, as a natural person the age of eighteen (18) years or more, acting as an incorporator of a corporation under the Utah Revised Business Corporation Act, adopts the following Articles of Incorporation for such corporation:

ARTICLE I
CORPORATE NAME

The name of this corporation is **Kronos Real Estate Investments, Inc.**

ARTICLE II
CORPORATE PURPOSES

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the Utah Revised Business Corporation Act.

ARTICLE III
SHARES

This corporation is authorized to issue two classes of shares of stock to be designated as "Common Stock" and "Preferred Stock." The total number of shares of Common Stock which this corporation is authorized to issue is one hundred fifty million (150,000,000) shares, par value $0.001. The total number of shares of Preferred Stock which this corporation is authorized to issue is twenty-five million (25,000,000) shares, par value $0.001.

The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the corporation (the "Board") is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares or the holders thereof, or that the Board, within any limits and restrictions stated, may determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares. As to any series the number of shares of which is authorized to be fixed by the Board, the articles also authorize the Board, within the limits and restrictions stated herein or stated in any resolution or resolutions of the Board originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding)

the number of shares of any such series subsequent to the issue of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE IV
NO PREEMPTIVE RIGHTS AND NONCUMULATIVE VOTING

Shareholders shall have no preemptive rights to acquire unissued shares of the stock of this corporation. At each election of Directors, shareholders entitled to vote at such election shall have no right to accumulate their votes.

ARTICLE V
REGISTERED OFFICE AND AGENT

The address of this corporation's initial registered office and the name of its initial registered agent at such address is:

InCorp Services, Inc.
285 W TABERNACLE ST STE 201
ST GEORGE, UT 84770

ARTICLE VI
INCORPORATOR

The name and address of the Incorporator is:

Christine Graham
1201 N 800 E
OREM, UT 84097

ARTICLE VII
DIRECTORS' CONTRACTS

No contracts or other transactions between the corporation and any other trust, organization or corporation shall in any way be affected or invalidated by the fact that any of the Directors of the corporation are pecuniarily or otherwise interested in, or are trustees, directors or officers of, such other trust, organization, or corporation.

Any Director individually, or any trust, organization, or corporation with which any Director may be associated, may be a party to or may be pecuniarily or otherwise interested

in, any contracts or transactions of the corporation, provided that the fact that such Director or such trust, organization or corporation is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof.

Any Director of the corporation who is also a trustee, director or officer of such other trust, organization, or corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize any such contracts or transactions with like force and effect as if such Director were not a trustee, director, or officer of such other trust, organization, or corporation, or not so interested.

ARTICLE VIII
LIMITATION OF PERSONAL LIABILITY OF DIRECTORS

The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the Utah Revised Business Corporation Act, as the same may be amended and supplemented.

ARTICLE IX
INDEMNIFICATION

The corporation shall, to the fullest extent permitted by the Utah Revised Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section.

IN WITNESS WHEREOF, the undersigned have set forth their hand on April 5, 2024.

REGISTERED AGENT:

InCorp Services, Inc.

[signature]

By: Melanie Galero on behalf of InCorp Services, Inc.
Its: Authorized Representative

INCORPORATOR:

[signature]

Christine Graham